POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787
PHONE  615.443.9869

CBRL GROUP, INC.

Investor Contact: Lawrence E. White
Senior Vice President/Finance
and Chief Financial Officer
(615) 443-9869

Media Contact:    Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. REPORTS MAY COMPARABLE STORE SALES

LEBANON, Tenn. (May 31, 2006) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today reported comparable store sales for its Cracker Barrel Old Country Store® (“Cracker Barrel”) restaurants and gift shops for the four-week period ending Friday, May 26, 2006.

•	Comparable store restaurant sales in fiscal May were down 2.8%, with an approximately 0.8% higher average check, including approximately 1.0% higher average menu pricing, and
•	Comparable store retail sales in fiscal May were down 5.2%.

On March 17, 2006, the Company announced its intention to divest itself of its wholly-owned Logan’s Roadhouse, Inc. (“Logan’s”) subsidiary. In accordance with federal securities laws, the Company has discontinued reporting of Logan’s sales results.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 542 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 137 company-operated and 25 franchised Logan’s Roadhouse® restaurants in 20 states.

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